FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 4, 1997 (this "Supplemental Indenture"), is between InaCom Corp., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 10810 Farnam Drive, Omaha, Nebraska, 68154, and Norwest Bank Minnesota, National Association, a national banking association (the "Trustee").

                                    RECITALS

         The Company and the Trustee are parties to that certain Indenture, dated as of September 30, 1997, (the "Indenture"), pursuant to which the Company is authorized to issue its debentures, notes or other evidences of indebtedness (the "Securities") from time to time and in one or more series as provided therein.

         Sections 301 and 901 of the Indenture provide that the characteristics, terms, rights, powers and other conditions of any such series of Securities may be established, without the consent of any Holders, in one or more indentures supplemental thereto.

         The Company has not yet issued any Securities under the Indenture.

         The Company desires to issue $75,000,000 of Securities in the form of a series of 4.50% Convertible Subordinated Debentures Due November 1, 2004 (the "4.50% Debentures") having the characteristics, terms, rights, powers and other conditions set forth herein.

         The  Company  has   authorized  the  execution  and  delivery  of  this
Supplemental Indenture, pursuant to which the Indenture shall be supplemented and modified as set forth herein.

         All things necessary to make the 4.50% Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the 4.50% Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the 4.50% Debentures, as follows:

     1. Definitions. Article One, Section 101 of the Indenture is hereby supplemented and modified by inserting insert the following definitions in alphabetical order in such Section.

         "Change of Control" has the meaning specified in Section 1504(b).

         "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if not listed on or admitted to trading on any national securities exchange then on the Nasdaq National Market or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Common Stock" means the Common Stock, par value $0.10 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 1411, shares issuable on conversion or repurchase of 4.50% Debentures shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of 4.50% Debentures shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

         "Company Notice" has the meaning specified in Section 1503.

         "Constituent Person" has the meaning specified in Section 1411.

         "Conversion Agent" means any Person authorized by the Company to convert 4.50% Debentures in accordance with Article Fourteen. The Company has initially appointed the Trustee as its Conversion Agent.

         "Conversion Price" has the meaning specified in Section 1404.

         "Conversion Rate" has the meaning specified in Section 1401.

         "Expiration Time" has the meaning specified in Section 1404.

         "Non-electing Share" has the meaning specified in Section 1411.

         "Place of Conversion" has the meaning specified in Section 1402.

         "Reference Date" has the meaning specified in Section 1404.

         "Repurchase Date" has the meaning specified in Section 1501.

         "Repurchase Price" has the meaning specified in Section 1501.

         "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, days on which trades may be made on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices on which the Common Shares are quoted or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.


     2. Form of 4.50% Debentures. Article Two, Section 201 of the Indenture is hereby supplemented and modified by inserting the following language at the end of such Section.

         Any 4.50% Debentures which constitute Registered Securities shall be in substantially the form set forth below.


                         Form of Face of 4.50% Debenture

[The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,
CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE
DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

                                  INACOM CORP.

                    4.50% CONVERTIBLE SUBORDINATED DEBENTURE

                              DUE NOVEMBER 1, 2004

No. __________                                                      $________

         InaCom Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars ($_______) on November 1, 2004 and to pay
interest thereon from November 4, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year (each, an "Interest Payment Date"), commencing May 1, 1998 at the rate of 4.50% per annum computed on the basis of a 360 day year consisting of twelve 30-day months, until the principal hereof is due, and at the rate of 4.50% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 4.50% Convertible Subordinated Debenture (herein individually called a
"Security" or a "4.50% Debenture" and, together with those other 4.50% Convertible Subordinated Debentures Due November 1, 2004 collectively called the "4.50% Debentures") (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of 4.50% Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the 4.50% Debentures may be listed, and upon such notice as may be required by such quotation system or exchange, as the case may be, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar.

         Except as specifically provided in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any governmental or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                     INACOM CORP.

[Corporate Seal]

                                     By:____________________________________
                                         Title:
                                         Name:

Attest:


_________________________________
Title:


                       Form of Reverse of 4.50% Debenture

         This Security is one of a duly authorized issue of 4.50% Debentures of the Company designated as its 4.50% Convertible Subordinated Debentures Due November 1, 2004 limited in aggregate principal amount to $75,000,000, as such amount may be increased, but not by an amount in excess of $11,250,000, solely as a result of the exercise of the underwriters' over-allotment option granted by the Company under the underwriting agreement, dated October 29, 1997, among the Company, Goldman, Sachs & Co., J.P. Morgan & Co., and PaineWebber Incorporated, issued and to be issued under an Indenture, dated as of September 30, 1997, as supplemented and modified by that certain First Supplemental Indenture, dated as of November 4, 1997 (as so supplemented and modified, herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the 4.50% Debentures and of the terms upon which the 4.50% Debentures are, and are to be, authenticated and delivered. The 4.50% Debentures are issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time before the close of business on November 1, 2004 or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 25.2350 shares of Common Stock for each $1,000 principal amount of 4.50% Debentures (or at the then current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during such period and is surrendered for such conversion during such period (including any 4.50% Debentures or portions thereof called for redemption on a Redemption Date that is a Regular Record Date or an Interest Payment Date, as the case may be)), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided further, that if this Security or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date and is surrendered for conversion during such period, then the Holder of this Security who converts this Security or a portion hereof during such period will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in the case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of 4.50% Debentures, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least 1% of such Conversion Rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

         The 4.50% Debentures are subject to redemption upon not less than 20 nor more than 60 days' notice by mail, at any time on or after November 1, 2001, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning November 1, of the years indicated,

                                             Redemption
                  Year                          Price

                  2001                         101.929%
                  2002                         101.286%
                  2003                         100.643%
                  2004                         100.000%


and thereafter at a Redemption Price equal to 100% of the principal amount, in each case together with accrued interest to the Redemption Date; provided, however, that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such 4.50% Debentures, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption, repurchase or conversion of this Security in part only, a new Security for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In any case where the due date for the payment of the principal of, premium, if any, or interest on a Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date so long as payment is made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close.

         If a Change of Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that equal to $1,000 or any integral multiple of $1,000 in excess thereof) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any such Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the next paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the 4.50% Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the 4.50% Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the 4.50% Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the 4.50% Debentures at the time Outstanding, on behalf of the Holders of all the 4.50% Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security on the respective Stated Maturities expressed herein (or in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be) or to convert this Security as provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding 4.50% Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the 4.50% Debentures Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose pursuant to Section 1002, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 4.50% Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common                  UNIF GIFT MIN ACT--____________
TEN ENT - as tenants by the                                           (Cust)
                entireties                      Custodian ________ under Uniform
JT TEN  - as joint tenants with right                                 Minor)
                of survivorship and not as      Gifts to Minors Act ___________
                tenants in common                                    (State)


                    Additional abbreviations may also be used
                          though not in the above list.

                  ELECTION OF HOLDER TO REQUIRE REPURCHASE

     1. Pursuant to Section 1501 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     2. The undersigned hereby directs the Trustee or the Company to pay it or __________________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.


Dated:

                                               ------------------------------


                                               ------------------------------
                                                 Signature(s)

         Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                               ------------------------------
                                                 Signature Guaranteed


Principal amount to be repurchased
(an integral multiple of $1,000):           _______________________________

Remaining principal amount following such repurchase: ____________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

     3. Form of Conversion Notice. Article Two of the Indenture is hereby supplemented and modified by inserting the following Section 205 at the end of such Article.


SECTION 205.      Form of Conversion Notice.

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any 4.50% Debentures representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or 4.50% Debentures are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:________________________              _______________________________

Fill in for registration of                 _______________________________
shares of Common Stock if to                Signature(s)
be issued, and 4.50% Debentures if
to be delivered, other than
to and in the name of the
registered holder:

------------------------------
                  (Name)


     4. Title and Terms of 4.50% Debentures. Article Three, Section 301 of the Indenture is hereby supplemented and modified by inserting the following language at the end of such Section.

         The aggregate principal amount of 4.50% Debentures which may be authenticated and delivered under this Indenture is limited to $75,000,000, as such amount may be increased, but not by an amount in excess of $11,250,000, solely as a result of the purchase of additional 4.50% Debentures (referred to in the Underwriting Agreement as "Optional Securities") pursuant to exercise of the underwriters' over-allotment option granted by the Company under the underwriting agreement, dated October 29, 1997 (the "Underwriting Agreement"), among the Company, Goldman, Sachs & Co., J.P. Morgan & Co., and PaineWebber Incorporated (collectively, the "Underwriters"), except for 4.50% Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 4.50% Debentures pursuant to Section 304, 305, 306, 906, 1107, 1402 or 1503(e).

         The 4.50% Debentures shall be known and designated as the "4.50% Convertible Subordinated Debentures due November 1, 2004" of the Company. Their Stated Maturity shall be November 1, 2004, and they shall bear interest at the rate of 4.50% per annum, from November 4, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on May 1 and November 1 in each year, commencing May 1, 1998, until the principal thereof is paid or made available for payment, and, to the fullest extent permitted by law, at the rate of 4.50% per annum on any overdue principal and on any overdue installment of interest.

         Upon receipt by the Trustee of an Officers' Certificate stating that the Underwriters have elected to purchase from the Company a specified aggregate principal amount of Optional Securities not to exceed a total of $11,250,000 for all such elections in accordance with this paragraph pursuant to the
Underwriting Agreement, the Trustee shall authenticate and make available for delivery such specified aggregate principal amount of such Optional Securities to or upon a Company Request, and such specified aggregate principal amount of such Optional Securities shall be considered part of the original aggregate principal amount of the 4.50% Debentures.

         The principal of (and premium, if any) and interest on the 4.50% Debentures shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The 4.50% Debentures shall be redeemable in accordance with Article Eleven at the election of the Company, as a whole or from time to time in part, at any time on or after November 1, 2001 at the Redemption Prices specified in the form of Security set forth herein, together with accrued interest to the Redemption Date.

         The 4.50% Debentures are not entitled to the benefit of any sinking fund.

         The 4.50% Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

         The 4.50% Debentures shall be convertible as provided in Article Fourteen.

         The 4.50% Debentures shall be subject to repurchase at the option of the Holders upon a Change of Control as provided in Article Fifteen.

          5.   Conversion   of  4.50%   Debentures.   The  Indenture  is  hereby
supplemented and modified by inserting the following Article Fourteen therein.


                                ARTICLE FOURTEEN

                         CONVERSION OF 4.50% DEBENTURES

SECTION 1401.     Conversion Privilege and Conversion Rate.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any 4.50% Debenture may be converted at any time into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on November 1, 2004 subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a 4.50% Debenture or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase a 4.50% Debenture or portion thereof, such conversion right in respect of such 4.50% Debenture, shall expire (a) at the close of business on the Redemption Date, in the case of a 4.50% Debenture called for redemption, and (b) at the close of business on the Repurchase Date, in the case of a 4.50% Debenture tendered for repurchase, in each case unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be, and in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security.

         The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 25.2350 shares of Common Stock for each $1,000 principal amount of 4.50% Debentures. The Conversion Rate shall be adjusted in certain instances as provided in this Article.


SECTION 1402.     Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any 4.50% Debenture to be converted shall surrender such 4.50% Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002 (any city in which any Conversion Agent is located being called herein a "Place of Conversion"), accompanied by a duly signed conversion notice substantially in the form set forth in Section 205 stating that the Holder elects to convert such 4.50% Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each 4.50% Debenture surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any 4.50% Debenture or portion thereof which has been called for redemption on a Redemption Date, or which is repurchasable on a Repurchase Date, occurring, in either case, within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such 4.50% Debenture (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any 4.50% Debenture (or portion thereof, if applicable) which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, which 4.50% Debenture (or portion thereof, if applicable) is surrendered for conversion during such period, shall be paid to the Holder of such 4.50% Debenture being converted in an amount equal to the interest that would have been payable on such 4.50% Debenture if such 4.50% Debenture had been converted as of the close of business on such Interest Payment Date. The interest so payable on such Interest Payment Date in respect of any 4.50% Debenture (or portion thereof, as the case may be) which has not been called for redemption on a Redemption Date, or is not eligible for repurchase on a Repurchase Date, occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, which 4.50% Debenture (or portion thereof, as the case may be) is surrendered for conversion during such period, shall be paid to the Holder of such 4.50% Debenture as of such Regular Record Date. Interest payable in respect of any 4.50% Debenture surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such 4.50% Debenture as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 307, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any 4.50% Debenture (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a 4.50% Debenture is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the 4.50% Debenture.

         4.50% Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such 4.50% Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such 4.50% Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1403.

         In the case of any 4.50% Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new 4.50% Debenture or 4.50% Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such 4.50% Debenture. A 4.50% Debenture may be converted in part, but only if the principal amount of such 4.50% Debenture to be converted is any integral multiple of $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.


SECTION 1403.     Fractions of Shares.

         No fractional shares of Common Stock shall be issued upon conversion of any 4.50% Debenture or 4.50% Debentures. If more than one 4.50% Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the 4.50% Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any 4.50% Debenture or 4.50% Debentures (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.


SECTION 1404.     Adjustment of Conversion Rate.

         The Conversion Rate shall be subject to adjustments from time to time as follows:

         (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any merger or consolidation to which Section 1411 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) on the Reference Date of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be the current market price per share of the Common Stock on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section) has been made (the "combined cash and tender amount"), exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of
(x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on such date for determination.

         (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (II) the aggregate amount of any cash distributions to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1411 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(9)) would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (10) The Company may make such increases in the Conversion Rate, for the remaining term of the 4.50% Debentures or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

SECTION 1405.     Notice of Adjustments of Conversion Rate.

         Whenever the Conversion Rate is adjusted as herein provided:

                  (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 1404 and shall prepare a certificate signed by the principal accounting or financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

                  (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be provided by the Company, or the Company shall cause such notice to be provided by the Trustee to, all Holders in accordance with Section 106.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of 4.50% Debentures desiring inspection thereof at its office during normal business hours.


SECTION 1406.     Notice of Certain Corporate Action.

         In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 1404; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be filed, or the Company shall cause the Trustee to cause to be filed, at each office or agency maintained for the purpose of conversion of 4.50% Debentures pursuant to Section 1002, and the Company shall cause to be provided, or the Company shall cause the Trustee to cause to be provided, to all Holders in accordance with Section 106, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined,
(y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(a) through (e) of this Section 1406. If at the time the Trustee shall not be a Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

         The preceding paragraph to the contrary notwithstanding, the Company shall cause to be filed, or the Company shall cause the Trustee to cause to be filed, at each office or agency maintained for the purpose of conversion of 4.50% Debentures pursuant to Section 1002, and the Company shall cause to be provided, or the Company shall cause the Trustee to cause to be provided, to all Holders in accordance with Section 106, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock on or after the time that such notice of tender offer is provided to the public generally.


SECTION 1407.     Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of 4.50% Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding 4.50% Debentures.


SECTION 1408.     Taxes on Conversions.

         Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of 4.50% Debentures pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of (i) income of the holder or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the 4.50% Debenture or 4.50% Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.


SECTION 1409.     Covenant as to Common Stock.

         The Company agrees that all shares of Common Stock which may be delivered upon conversion of 4.50% Debentures will be newly issued shares and, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 1408, the Company will pay all taxes, liens and charges with respect to the issue thereof.


SECTION 1410.     Cancellation of Converted 4.50% Debentures.

         All 4.50% Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.


SECTION 1411.     Provision in Case of Consolidation, Merger or Sale of Assets.

         In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 4.50% Debenture then Outstanding shall have the right thereafter, during the period such 4.50% Debenture shall be convertible as specified in Section 1401, to convert such 4.50% Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such 4.50% Debenture might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company, or the Company shall cause the Trustee to give such notice, to the Holder of each 4.50% Debenture as provided in Section 106 promptly upon such execution.

         Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of 4.50% Debentures upon the conversion of their 4.50% Debentures after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.


SECTION 1412.     Responsibility of Trustee for Conversion Provisions.

         The Trustee, subject to the provisions of Article Six, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of 4.50% Debentures to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Article Six, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any 4.50% Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Article Six, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any 4.50% Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Article Six, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

     6. Repurchase of 4.50% Debentures. The Indenture is hereby supplemented and modified by inserting the following Article Fifteen therein.


                                 ARTICLE FIFTEEN

               REPURCHASE OF 4.50% DEBENTURES AT THE OPTION OF THE
                         HOLDER UPON A CHANGE OF CONTROL

SECTION 1501. Right to Require Repurchase.

         In the event that a Change of Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 1502, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's 4.50% Debentures, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 1503) at a purchase price equal to 100% of the principal amount of the 4.50% Debentures to be repurchased plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on 4.50% Debentures whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such 4.50% Debentures, or one or more Predecessor 4.50% Debentures, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 307. Such right to require the repurchase of the 4.50% Debentures shall not continue after a discharge of the Company from its obligations with respect to the 4.50% Debentures in accordance with Article Four, unless a Change of Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid (i) subject to the provisions of Section 1502(B) in cash, or (ii) subject to the fulfillment by the Company of the conditions set forth in Section 1502(A), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price; provided, however, that failure of the Company to pay the Repurchase Price on the Repurchase Date either in cash or by delivery of shares of Common Stock shall constitute an Event of Default for purposes of Section 501(1) hereof notwithstanding the Company's inability to comply with the provisions of or satisfy any conditions set forth in Section 1502. Whenever in this Indenture (including Sections 202, 301, 501(1) and 508) there is a reference, in any context, to the principal of any Security (including, any 4.50% Debenture) as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article Thirteen such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

SECTION 1502.Conditions to the Company's Election to Pay the Repurchase Price in
             Common Stock or Cash.

         (A) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 1501 if and only if the following conditions shall have been satisfied:

         (i) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this Section, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date;

         (ii) The shares of Common Stock deliverable in payment of the Repurchase Price are, or shall have been, approved for quotation on the Nasdaq National Market or are, or shall have been, listed on a national securities exchange, in either case, prior to the Repurchase Date; and

         (iii) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive rights.

         If all of the conditions set forth in this Section 1502(A) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

         (B) The Company may elect to pay the Repurchase Price in cash if and only if on or prior to the Repurchase Date there shall not remain any amounts outstanding under or with respect to the Senior Indebtedness of the Company.


SECTION 1503.     Notices; Method of Exercising Repurchase Right, Etc.

         (a) Unless the Company shall have theretofore called for redemption all of the Outstanding 4.50% Debentures or unless all of the Outstanding 4.50% Debentures shall have theretofore been converted in accordance with Article Thirteen, on or before the 30th day after the occurrence of a Change of Control, the Company or, at the request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 106, notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

         Each notice of a repurchase right shall state:

   (1)      the Repurchase Date,

   (2)      the date by which the repurchase right must be exercised,

   (3) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

   (4) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such 4.50% Debentures are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

   (5)      that  on  the  Repurchase  Date  the  Repurchase   Price, including
            accrued interest, if any, will become due and payable upon each such 4.50% Debenture designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

   (6) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the 4.50% Debentures to be repurchased will terminate and the place or places where such 4.50% Debentures may be surrendered for conversion, and

   (7) the place or places that the form of certificate required by Section 201 shall be delivered, and the form of such certificate.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of 4.50% Debentures.

         If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

         (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the 4.50% Debentures to be repurchased (and, if any 4.50% Debenture is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the 4.50% Debentures with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the 4.50% Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the 4.50% Debentures as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such 4.50% Debentures, or one or more Predecessor 4.50% Debentures, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Section 307.

         (d) If  any  4.50%  Debenture  (or  portion  thereof)  surrendered  for repurchase shall not be so paid on the Repurchase Date by the Company, the principal amount of such 4.50% Debenture (or portion thereof, as the case may
be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 4.50% per annum, and each 4.50% Debenture shall remain convertible into Common Stock until the principal of such 4.50% Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (e) Any 4.50% Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such 4.50% Debenture without service charge, a new 4.50% Debenture or 4.50% Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the 4.50% Debenture so surrendered.

         (f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any 4.50% Debenture declared prior to the Repurchase Date.

         (g) No fractions of shares shall be issued upon repurchase of 4.50% Debentures. If more than one 4.50% Debenture shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the 4.50% Debentures so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any 4.50% Debenture or 4.50% Debentures, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

         (h) Any issuance and delivery of certificates for shares of Common Stock on repurchase of 4.50% Debentures shall be made without charge to the Holder of 4.50% Debentures being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the 4.50% Debentures being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

         (i) All 4.50% Debentures delivered for repurchase shall be delivered to the Trustee, the Paying Agent or any other agents (as shall be set forth in the Company Notice) to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.


SECTION 1504.     Certain Definitions.

         For purposes of this Article,

     (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

     (b) a "Change of Control" shall be deemed to have occurred at the time, after the original issuance of the 4.50% Debentures, of:

          (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by the Company, any Subsidiary

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of the Company or any employee benefit plan of the Company existing on the date of this Indenture; or

         (ii) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer, or lease of all or substantially all of the assets (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

provided, however, that a Change of Control shall not be deemed to have occurred if the Closing Price Per Share on any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under Clause (i) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change of Control (in the case of a Change of Control under Clause (ii) above) shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day.

   (c) the term "Conversion Price" shall equal $1,000 divided by the Conversion Rate; and

         (d) for the purposes of Section 1504(b)(i), the term "Person" shall include any syndicate or group which would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.


SECTION 1505.     Consolidation, Merger, Etc.

          In the case of any conveyance, sale, transfer, lease, or merger, to which Section 1411 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by

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the Company,  which  determination  shall be conclusive  and binding),  then the person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the 4.50% Debentures following a Change of Control, including,
without  limitation,   the  applicable   provisions  of  this  Article  and  the
definitions of the Common Stock and Change of Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

         7. Effect of Supplemental Indenture. This Supplemental Indenture supplements and modifies the Indenture only with respect to, and for purposes of establishing the characteristics, terms, rights, powers and other conditions of, the 4.50% Debentures; it does not supplement, modify or otherwise affect the Indenture with respect to any other Securities. Upon execution hereof, this Supplemental Indenture shall, upon execution, supplement and modify, and form a part of, the Indenture with respect to the 4.50% Debentures which shall, where applicable, be treated as a series of Securities for purposes of and under the Indenture, and the Indenture, as modified by this Supplemental Indenture, shall thereafter be read, taken and construed as one and the same instrument with respect to the 4.50% Debentures.

          8. Acceptance by Trustee. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture.

         9. Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which provision is required to be included in this Supplemental Indenture or the Indenture by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision of the Trust Indenture Act of 1939, as amended, shall control.

          10. Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State.








                              --------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




                                                     INACOM CORP.


                                               /s/ Dave C. Guenthner
                                          By:_____________________________
[SEAL]                                       Name:    David C. Guenthner
                                             Title:   Executive Vice President
                                                      & Chief Financial Officer
Attest:

/s/ Leon Kerkman

Name:    Leon Kerkman
Title:   Corporate Controller

                                              NORWEST BANK MINNESOTA, NATIONAL
                                              ASSOCIATION, TRUSTEE


                                              By:_____________________________
                                                 Name:
                                                 Title:

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